WORLD WIDE WIRELESS COMMUNICATIONS, INC.

                          Instructions for Subscription

                                  To Subscribe

1.   Fill in the requested information.

2.   Sign the agreement and return it.

3. Make check payable to World Wide Wireless Communications, Inc. (for wiring instructions, please see page 3)


                    World Wide Wireless Communications, Inc.
                           520 Third Street, Suite 101
                            Oakland, California 94607
                                  510.839.6100

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

I acknowledge that I have received the prospectus, dated May __, 2000 (the "Offering") describing the offer by World Wide Wireless Communications, Inc. (the "Company") of up to 4,000,000 shares of Common Stock (the "Shares") at the price of $_.__ per share. I hereby subscribe to purchase from the Company the number of Shares detailed below. The minimum individual subscription amount is 1000 Shares, for a total purchase price of

         A.       Number of Shares                            _________  (minimum of 500 Shares)

         B.       Price per Share                             $________

         C.       Total Purchase Price (A x B) =              $________

In consideration for such shares, I hereby submit a check made payable to: World Wide Wireless Communications, Inc. for the total purchase price of $ _______. The payment so delivered, or the applicable part thereof, shall be returned promptly to me, without interest or deduction, if the Company does not accept it in full.

I ACKNOWLEDGE THAT THE COMPANY MAY, IN ITS SOLE DISCRETION, ACCEPT OR REJECT MY SUBSCRIPTION, IN WHOLE OR IN PART.

I ACKNOWLEDGE THAT I MEET THE SUITABILITY REQUIREMENTS SET FORTH IN THE PROSPECTUS. SPECIFICALLY, I ACKNOWLEDGE THAT EITHER: (1) MY GROSS INCOME DURING THE MOST RECENT YEAR EXCEEDED $50,000 AND I HAD A NET WORTH OF NO LESS THAN $75,000; OR (2) I HAD A NET WORTH OF NO LESS THAN $150,000 REGARDLESS OF INCOME. IN COMPUTING MY NET WORTH, I AM NOT INCLUDING THE VALUE OF MY HOME, HOME FURNISHINGS OR AUTOMOBILES. MY INVESTMENT DOES NOT EXCEED 10% OF MY NET WORTH.

I HEREBY AGREE AND UNDERSTAND THAT: MY SIGNATURE TO THIS AGREEMENT CONSTITUTES MY PURCHASE OF THE SHARES SUBJECT TO ACCEPTANCE OF THIS SUBSCRIPTION BY THE COMPANY IN ITS SOLE DISCRETION; THAT I AM BOUND BY ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND TO PERFORM ALL OF MY OBLIGATIONS THEREUNDER WITH RESPECT TO THE SHARES TO BE PURCHASED; AND THAT I RECOGNIZE THAT THE COMPANY MUST RELY UPON THE INFORMATION AND ON THE REPRESENTATIONS SET FORTH HEREIN.

                        INDIVIDUAL (NOT ENTITY) PURCHASER

I hereby represent and warrant that I am (i) more than 21 years of age; and (ii) am a bona fide resident of the state of _____________. I understand that if I will not be allowed to make this investment if I am not a resident of a state in which the sale of the shares of World Wide Wireless Communications, Inc. has been registered or qualified, and that World Wide Wireless Communications, Inc. will be relying upon my representations in determining whether it can sell these shares to me in this offering.

                                            Very truly yours,

                                            -------------------------------------------------
                                            Signature of Individual Purchaser           Date

INDIVIDUAL PURCHASER:

---------------------------------------------------------------------------------------------------

Print Name of Individual

Address: _____________________________ City:___________________ State:__________ Zip:_______

Home Telephone: (____) ______________       Work Telephone (____) _________________


                        ENTITY (Not Individual) PURCHASER

[ ] TRUST (Please include the name of trust, trustee, date trust was formed and copy of the trust agreement)

[ ] PARTNERSHIP (Please include a copy of the partnership agreement authorizing signature)

[ ]  CORPORATION (Please include corporate resolution authorizing signature)

[ ]  OTHER (Please specify and include copy of document authorizing signature)

The undersigned trustee, partner or officer warrants that he has full power and authority from all necessary beneficiaries, partners, directors, or stockholders of the entity named below to execute this Subscription Agreement on behalf of the entity and that investment in the World Wide Wireless Communications, Inc. is not prohibited by the governing documents of the entity and that the entity is domiciled in the state of _________________.

                  Very truly yours,

                  Entity Purchaser:  _________________________________________________________________

                           By:   _____________________________________________________________________
                                    Signature of trustee, partner or authorized officer          Date
                           Its:   __________________________________________________

Address: _____________________________ City:_________________ State:________ Zip:__________

Home Telephone: (____) ______________       Work Telephone (____) _________________

--------------------------------------------------------------------------------
 ELECTRONIC FUND TRANSFERS:


For wiring funds, use the following information:


         ---------------------------


         ---------------------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TO BE COMPLETED BY THE COMPANY:


ACCEPTED AND AGREED TO:


WORLD WIDE WIRELESS COMMUNICATIONS, INC.



By:_____________________________________



Title: ___________________________________



Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TO BE COMPLETED BY SELLING BROKER:


Name:________________________________________________________________

Firm: ________________________________________________________________

Address: _____________________________________________________________


City:____________________________________ State:________ Zip ____________


Telephone (___) _______________     Fax (___) ____________________

--------------------------------------------------------------------------------






                                       4